CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269051 on Form S-6 of our report dated February 17, 2023, relating to the financial statement of FT 10573, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2023-1, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 17, 2023